EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference on Form S-8 of Edison Control Corporation 1986 Stock Option Plan of our report dated March 26, 1999, incorporated by reference in the Annual Report on Form 10-K of Edison Control Corporation for the year ended January 31, 1999.




/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Milwaukee, Wisconsin
April 21, 1999